Exhibit 99.7

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

CARTER BANK & TRUST

(Exact name of registrant as specified in its charter)

Virginia	N/A	20-5539935
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1300 Kings Mountain Road, Martinsville, Virginia 24112

(Address of Principal Executive Offices) (Zip Code)

(276) 656-1776

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2020, director George W. Lester, II notified the Board of Directors of Carter Bank & Trust (the “Bank”) that he would not stand for re-election to the Board of Directors of the Bank (the “Board”) at its 2020 Annual Meeting of Shareholders to be held on July 22, 2020 (the “Annual Meeting”). Mr. Lester will continue to serve as a director of the Bank through the end of his current term, which ends at the Annual Meeting.

The decision to not stand for re-election did not involve any disagreement between Mr. Lester and Bank management or the Board on any matter relating to the Bank’s operations, policies or practices.

The Board anticipates decreasing its size from 13 to 12, effective as of the conclusion of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANK & TRUST

	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Senior Executive Vice President and Chief Financial Officer

Dated: April 16, 2020